Exhibit 10.9

SECURITY CAPITAL ASSURANCE LTD
RESTRICTED SHARE AGREEMENT

          THIS AGREEMENT, dated as of __________ , 2006, between Security Capital Assurance Ltd (the “Company”), a Bermuda corporation, and _______________ (the “Employee”).

          WHEREAS, the Employee has been granted the following award under the Company’s 2006 Long Term Incentive and Share Award Plan (the “Plan”);

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

          1. Award of Shares. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Employee is hereby awarded ______________ Restricted Shares (the “Restricted Shares”), subject to the terms and conditions of the Plan and those herein set forth. The Restricted Shares are granted as of __________, 2006 (the “Date of Grant”). Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control.

         2. Terms and Conditions. It is understood and agreed that the award of Restricted Shares evidenced hereby is subject to the following terms and conditions:

               (a) Vesting of Restricted Shares. Subject to Section 2(b) below and the other terms and conditions of this Agreement, the Restricted Shares shall become vested in four equal annual installments, commencing on the first anniversary of the Date of Grant and continuing on each of the following three anniversaries of the Date of Grant; provided, however that the Restricted Shares, if they have not previously been forfeited pursuant to Section 2(b) below, shall become immediately vested in full upon (i) a Change in Control of the Company, (ii) the Termination of Service of the Employee due to his or her death, Disability or Retirement, or (iii) the Termination of Service of the Employee by the Company by reason of the Employee’s Redundancy. For purposes of this Agreement, a Termination of Service shall be due to “Disability” of the Employee if upon such Termination of Service the Employee qualifies for long-term disability benefits under the Company’s Long-Term Disability Plan. “Retirement” shall mean the termination of employment by the Employee after the sum of his or her age and full years of continuous service with the Company equals or exceeds 65. “Redundancy” shall mean termination of employment by the Company due to its need to reduce the size of its workforce, including due to closure of a business or a particular workplace or change in business process. Whether a termination of employment is due to “Redundancy” shall be determined in good faith by the Committee in its sole and absolute discretion, such determination being final and binding on all parties hereto and all persons claiming through, in the name of or on behalf of such parties. Unless otherwise provided by the Committee, all dividends and other amounts receivable in connection with any adjustments to the Shares under Section 4(c) of the Plan shall be subject to the vesting schedule in this Section 2(a).

               (b) Termination of Service; Forfeiture of Unvested Shares. In the event of Termination of Service of the Employee prior to the date the Restricted Shares otherwise become vested, the unvested portion of the Restricted Shares shall immediately be forfeited by the Employee and become the property of the Company.

               (c) Certificates. Each certificate or other evidence of ownership issued in respect of Restricted Shares awarded hereunder shall be deposited with the Company, or its designee, together with, if requested by the Company, a stock power executed in blank by the Employee, and shall bear a legend disclosing the restrictions on transferability imposed on such Restricted Shares by this Agreement (the “Restrictive Legend”). Upon the vesting of Restricted Shares pursuant to Section 2(a) hereof and the satisfaction of any withholding tax liability pursuant to Section 5 hereof, the certificates evidencing such vested Shares, not bearing the Restrictive Legend, shall be delivered to the Employee or other evidence of vested Shares shall be provided to the Employee.

               (d) Rights of a Stockholder. Prior to the time a Restricted Share is fully vested hereunder, the Employee shall have no right to transfer, pledge, hypothecate or otherwise encumber such Restricted Share. During such period, the Employee shall have all other rights of a stockholder, including, but not limited to, the right to vote and to receive dividends (subject to Section 2(a) hereof) at the time paid on such Restricted Shares.

               (e) No Right to Continued Employment. This Award shall not confer upon the Employee any right with respect to continuance of employment by the Company nor shall this Award interfere with the right of the Company to terminate the Employee’s employment at any time.

          3. Transfer of Shares. The Shares delivered hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.

          4. Expenses of Issuance of Shares. The issuance of stock certificates hereunder shall be without charge to the Employee. The Company shall pay any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the issuance of Shares.

          5. Withholding. No later than the date of vesting of (or the date of an election by the Employee under Section 83(b) of the Code with respect to) the Restricted Shares granted hereunder, the Employee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state, local or foreign taxes of any kind required by law to be withheld at such time with respect to such Restricted Shares and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee, federal, state, local and foreign taxes of any kind required by law to be withheld at such time. The Employee may elect to have the Company withhold Shares to pay any applicable withholding taxes resulting from the Restricted Shares, in accordance with any rules or regulations of the Committee then in effect; provided that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable law.

          6. References. References herein to rights and obligations of the Employee shall apply, where appropriate, to the Employee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

          7. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

Security Capital Assurance Ltd
One Bermudiana Road
Hamilton HM11, Bermuda

Attn.: Chief Financial Officer

If to the Employee:

At the Employee’s most recent address shown on the Company’s corporate records, or at any other address which the Employee may specify in a notice delivered to the Company in the manner set forth herein.

          8. Acknowledgement. The Employee, by execution of this Agreement, acknowledges receipt of the Restricted Shares granted on the date shown above, as well as a copy of the Plan and the Plan Prospectus.

          9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to principles of conflict of laws.

          10. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SECURITY CAPITAL ASSURANCE LTD

By:

Employee